UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of Earliest Event Reported): September 3, 2004

Tyson Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

0-3400
(Commission File Number)

71-0225165
(IRS Employer Identification No.)

2210 West Oaklawn Drive, Springdale, AR 72762-6999
(479) 290-4000
(Address, including zip code, and telephone number, including area code, of
Registrant's principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

            Effective September 3, 2004, Mr. Craig J. Hart was appointed as Senior Vice President, Chief Accounting Officer and Controller of Tyson Foods, Inc. (the "Company"). Mr. Rodney S. Pless was the Company's Chief Accounting Officer and Controller and has been reassigned as head of the Company's Controls Group & Shared Services Accounting.

Prior to the Company's acquisition of IBP, inc. ("IBP") in 2001, Mr. Hart served as IBP's Chief Accounting Officer and Controller since 1990, and was responsible for both financial and operational accounting.   Since the acquisition, Mr. Hart has been Vice President of the Company and lead for Project Won Manage Financial Team, and has been instrumental in the Company's implementation of SAP accounting systems across the entire organization.   Mr. Hart is a CPA and holds an MBA from Wayne State College and a BS in Accounting from Iowa State University.   Mr. Hart is 48 years old.

            Mr. Hart previously entered into an employment contract with IBP, which has a term of five years commencing on December 26, 2000.  The contract, which was effectively assumed by the Company in the acquisition, includes a confidentiality provision and provides for a one-year non-compete obligation from Mr. Hart following his termination of employment with the Company.  The contract also provides for, among other things, a minimum base salary of $180,000 and entitles Mr. Hart to participate in Company employee benefit plans, including stock options and restricted stock, as an incentive to Mr. Hart's long term commitment to the Company.  In addition, Mr. Hart may receive performance-based awards under the Company's bonus plan, subject to the discretion of senior management.  While the contract will terminate by its terms on December 25, 2005, (i) Mr. Hart has the right to terminate it, subject to the non-compete obligation, upon one year's notice, and (ii) the Company has the right to terminate Mr. Hart's employment contract at any time upon written notice subject to the obligation to continue to pay base salary for a period equivalent to three months.

            The Company's accounting department has been restructured such that both operational and financial accounting now report to the Chief Accounting Officer and Controller. As part of the restructuring, the Company is currently evaluating the compensation structure within the accounting department, including the compensation for Mr. Hart.  Once this evaluation is completed, Mr. Hart's employment contract will be amended consistent with the form of agreement attached as an exhibit to this Form 8-K.  Mr. Hart's amended contract will have a term of five years, and the Company anticipates having the amended agreement in place effective October 3, 2004, the first day of the Company's 2005 fiscal year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tyson Foods, Inc.

Date: September 10, 2004	By: /s/ R. Read Hudson
Name: R. Read Hudson
Title: Secretary and Senior Counsel

Tyson Foods, Inc.
Current Report On Form 8-K
Dated September 10, 2004

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Employment Agreement